Exhibit 4.1

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO. SUBJECT TO THE TERMS HEREOF, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. This warrant must be surrendered to the coMPANY or its WARRANT agent as a condition precedent to the sale, transfer, pledge or hypothecation of any interest in any of the securities represented hereby.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

of

SUNRUN INC.

Dated as of September 30, 2015

Void after the date specified in Section 8

No.	Warrant to Purchase Shares of Common Stock (subject to adjustment)

THIS CERTIFIES THAT, for value received, [name of warrant holder], or its registered assigns (the “Holder” or “Holders,” as applicable), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from Sunrun Inc., a Delaware corporation (the “Company”), [●] shares (subject to adjustment pursuant hereto) of the Company’s Common Stock (the “Common Stock”), $0.0001 par value per share (the “Shares”), at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with the transactions described in the Stock Issuance Agreement, dated July 28, 2015, between the Company and the stockholders listed on Exhibit A thereto (the “Stock Issuance Agreement”).

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1. Number and Price of Shares; Exercise Period.

(a) Exercise Price. The exercise price per Share shall be equal to $22.50, subject to adjustment pursuant hereto (the “Exercise Price”).

(b) Exercise Period. This Warrant shall be exercisable, in whole or in part from time to time, prior to (or in connection with) the expiration of this Warrant as set forth in Section 8.

2. Exercise of the Warrant.

(a) Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder (which exercise by the Holder may be conditioned upon the closing of an Acquisition (as defined below)), in whole or in part from time to time, in accordance with Section 1, by:

(i) the tender to the Company at its principal office (or such other office or agency within the continental United States as the Company may designate) of a notice of exercise substantially in the form of Exhibit A (the “Notice of Exercise”) and an investment representation statement substantially in the form of Exhibit A-1, each duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii) the payment to the Company of an amount equal to (x) the Exercise Price as  of the Exercise Date (as defined below) multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check reasonably acceptable to the Company and payable to the order of the Company.

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a), if the average of the Volume-Weighted Average Prices (as defined below) of the Common Stock for the ten (10) Trading Days (as defined below) immediately preceding, and excluding, the relevant Exercise Date  is greater than the Exercise Price (as of such Exercise Date), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being exercised), determined pursuant to the formula below, by surrender of this Warrant at the principal office of the Company (or such other office or agency within the continental United States as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X	=	Y × (A – B)
A

Where:

X	=	The number of Shares to be issued to the Holder
Y	=	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised
A	=	The average of the Volume-Weighted Average Prices of the Common Stock for the ten (10) Trading Days immediately preceding, and excluding, the Exercise Date
B	=	The Exercise Price as of the Exercise Date

For purposes of the calculation above, the “Volume-Weighted Average Price” as of any date means the volume-weighted average sale price of a share of Common Stock on The NASDAQ Global Select Market (or other national securities exchange on which the Common Stock is then listed) as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority in interest of the Warrants and the Company.  If the Volume-Weighted Average Price cannot be calculated on such date in the manner provided above, the “Volume-Weighted Average Price” shall be the fair market value of a share of Common Stock as mutually determined by the Company and the Holders of a majority in interest of the Warrants being exercised for which the calculation of the Volume-Weighted Average Price is required

As used herein, “Exercise Date” means the date a properly completed and executed Notice of Exercise, together with this Warrant, are surrendered for exercise as provided in Section 2(a) or 2(b), as applicable.

Notwithstanding anything herein to the contrary, but subject to Section 8(b), if, on the Expiration Date, the average of the Volume-Weighted Average Prices of the Common Stock for the ten (10) Trading Days immediately preceding, and excluding, such Expiration Date is greater than the Exercise Price on such expiration date, then the entire unexercised portion of this Warrant will be deemed to have been exercised on such Expiration Date pursuant to this Section 2(b) without any act on the part of the Holder; provided, however, that the Holder’s receipt of the Shares due upon such exercise will be conditioned upon the Holder providing any confirmation required pursuant to Section 5(b) and any payment for taxes required pursuant to Section 4(f).

As used herein, “Trading Day” means any day on which trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.  If the Common Stock is not so listed or traded, then “Trading Day” means a business day.

(c) Shares Issued. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the relevant Exercise Date, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

(d) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Volume Weighted Average Price of the Common Stock on the Exercise Date multiplied by such fraction.

(e) Reservation of Stock. During the term the rights under this Warrant are exercisable, the Company agrees to take all reasonable action to reserve and keep available from its authorized and unissued shares of Common Stock for the purpose of effecting the exercise of this Warrant such number of shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Holder, the Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Common Stock to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all Shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable.

(f) Delivery of Shares.  The Company will deliver the Shares (and, if applicable, cash in lieu of any fractional share of Common Stock) due upon exercise of this Warrant promptly but in no event later than the tenth (10th) business day after the relevant Exercise Date.  Any Shares deliverable upon exercise hereof will be delivered in accordance with the instructions provided by the Holder in certificated or uncertificated form or, if then permitted by the rules of the Depositary Trust Company, in book-entry form, in each case in the Company’s sole discretion, subject to the terms hereof.

3. Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the expense of the Holder (to the extent any out-of-pocket expenses have arisen in connection therewith), shall promptly execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4. Transfer of the Warrant.

(a) Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

(b) Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

(c) Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”), and limitations on assignments and transfers, including without limitation compliance with the restrictions on transfer set forth in Section 5, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing an assignment agreement substantially in the form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d) Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder (or as the Holder (on payment by the Holder of any applicable transfer taxes required by Section 4(f) below) may direct) for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e) Minimum Transfer. This Warrant may not be transferred in part unless such transfer is to a transferee who, pursuant to such transfer, receives the right to purchase a number of Shares at least equal to twenty percent (20%) of the number of Shares subject to this Warrant on the date of issuance (as adjusted from time to time in accordance with Section 6(c)).

(f) Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid or is not payable.

5. Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a) Restrictions on Transfers. Any transfer of this Warrant or the Shares (the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of any Security, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Security subject to, and to be bound by, the terms and conditions set forth in this Warrant  to the same extent as if the transferee were the original Holder hereunder, and

(i) there is then in effect a registration statement under the Securities Act covering such proposed sale, assignment, transfer, pledge or disposition (each, a “Disposition”) and such Disposition is made in accordance with such registration statement, or

(ii) (A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such Disposition and shall have furnished the Company with a description, in reasonable detail, of the manner and circumstances of the proposed Disposition, (B) the transferee shall have confirmed to the reasonable satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Security is being acquired (i) solely for the transferee’s own account and not as a nominee for any other party, (ii) for investment and (iii) not with a view toward, or for resale in connection with, a distribution thereof, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company, and (C) if requested by the Company within five (5) business days after the delivery of such written notice, such Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such Disposition will not require registration under the Securities Act or (ii) a “no action” letter from the Securities and Exchange Commission (or its staff) to the effect that the transfer of such Security without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that enforcement action be taken with respect thereto, whereupon such Holder shall be entitled to transfer such Security in accordance with the terms of the notice delivered by the Holder to the Company, or

(iii) such Security does not bear the legend set forth in Section 5(c) or the requirements for the removal of such legend set forth in Section 5(e) have been satisfied.

(b) Investment Representation Statement. Unless either (x) the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised or (y) this Warrant is being exercised pursuant to Section 2(b) and this Warrant does not bear the legend set forth in Section 5(c) or the requirements for the removal of such legend set forth in Section 5(e) have been satisfied, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

(c) Securities Law Legend. The Securities shall (unless otherwise permitted by the provisions of this Warrant, or unless otherwise determined by the Company in its sole discretion) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. This certificate must be surrendered to the coMPANY or its transfer agent as a condition precedent to the sale, TRANSFER, pledge OR hypothecation of any interest in any of the securities represented hereby.

(d) Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.

(e) Removal of Legend. The legend referring to federal and state securities laws identified in Section 5(c) stamped on a certificate evidencing any Security and the stock transfer instructions and record notations with respect to such Security shall be removed and the Company shall issue a certificate without such legend to the Holder of such Security if (i) such Security are registered under the Securities Act, or (ii) such Holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such Security may be made without registration or qualification, or (iii) such Holder provides the Company with an executed representation letter to the effect that (x) such Holder is not, and has not been at any time during the preceding three (3) months, an Affiliate (as defined below) of the Company and (y) a period of at least one (1) year has elapsed since the later of the date such Security was acquired from Company or from an Affiliate of the Company (calculated in accordance with Rule 144(d)), unless, in the case of this clause (iii) only, the Company has reasonable grounds to believe any such representation is not true.  In addition, and without limiting the generality of the foregoing, in connection with a proposed transfer of any Security bearing such legend by the Holder thereof, the Company shall, if the requirements to such transfer set forth herein are satisfied, issue a certificate without such legend to the transferee of such Security if (A) the Company satisfies the public reporting requirements set forth in Rule 144(c) under the Securities Act, to the extent the same is applicable to such transfer under Rule 144, (B) such Holder provides the Company with an executed representation letter to the effect that (x) such Holder is not, and has not been at any time during the preceding three (3) months, an Affiliate of the Company and (y) a period of at least six (6) months has elapsed since the later of the date such Security was acquired from Company or from an Affiliate of the Company (calculated in accordance with Rule 144(d)), and (C) the Company has no reasonable grounds to believe any such representation is not true.  As used herein “Affiliate” has the meaning set forth in Rule 144(a) under the Securities Act.

6. Adjustments. Subject to the expiration of this Warrant pursuant to Section 8, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a) Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 8) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b) Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c) Subdivisions and Combinations. In the event that the outstanding shares of Common Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of Common Stock, the number of Shares issuable upon exercise of the rights under this Warrant shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall, concurrently with the effectiveness of such subdivision, be proportionately decreased; and in the event that the outstanding shares of Common Stock are combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the number of Shares issuable upon exercise of the rights under this Warrant shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall, concurrently with the effectiveness of such combination, be proportionately increased.

(d) Cash Dividends and Distributions.  If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then, effective as of 9:00 a.m., New York City time, on the day immediately after the record date for such dividend or distribution, the number of shares of Common Stock issuable upon exercise of the Warrant shall be adjusted as follows in accordance with the following formula:

N’ = N x P ÷ (P – C)

N = the number of Shares of Common Stock issuable upon exercise of the Warrant prior to the adjustment.

N’= the number of Shares of Common Stock issuable upon exercise of the Warrant after giving effect to the adjustment.

P =  the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the Shares of Common Stock securities are listed or admitted to trading on the trading day before the ex-dividend date for the cash dividend or distribution.  If the Shares of Common Stock are not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two FINRA members selected from time to time by the Company and the Holders of a majority of the outstanding Warrants for that purpose shall be used, and will be determined without reference to after hours or extended hours trading.

C = the dividend amount per Share of Common Stock.

(e) Notice of Adjustments. Upon any adjustment in accordance with this Section 6, the Company shall promptly give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment and, as applicable, the Exercise Price as adjusted, the number of Shares as, setting forth in reasonable detail the method of determining each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price and the number of Shares at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.  No failure or delay in providing any notice pursuant to this Section 6(e) will affect the validity of any adjustment pursuant to this Section 6.

7. Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 8, in the event that the Company shall authorize an Acquisition (as defined below), the Company shall send to the Holder of this Warrant, at least five (5) business days prior to the effective time of the Acquisition, prior written notice stating (x) the terms of such Acquisition, in reasonable detail, and its effective time and (y) whether the Company has elected to terminate the Warrant pursuant to Section 8(b) in connection with such Acquisition and, if so, the details of the payment to be made to the Holder for each Share. The notice provisions set forth in this Section 7 may be shortened or waived prospectively or retrospectively by the consent of the Holder of this Warrant at its sole discretion. For purposes of this Warrant, “Acquisition” shall mean (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (ii) any transaction or series of related transactions to which the Company is a party (excluding any sale of stock primarily for capital raising purposes) in which in excess of fifty percent (50%) of the Company’s voting power is transferred.

8. Expiration of the Warrant.

(a) This Warrant shall expire and shall no longer be exercisable as of 5:00 p.m., Pacific time, on September 30, 2018 (the “Expiration Date”).

(b) Immediately prior to the effective time of an Acquisition that occurs prior to the Expiration Date, the Company, at its sole discretion, may cause all, but not less than all, of the portion of the Warrant that remains unexercised at the effective time of the Acquisition (which exercise by the Holder may be conditioned upon the closing of the Acquisition) to terminate, subject to the following conditions:

(i) The Company shall have satisfied the notice requirements with respect to such Acquisition set forth in Section 7 or the Holder has waived (in writing) such notice requirement.

(ii) If the consideration to be received in such Acquisition by the holders of Common Stock consists solely of cash, then the Company shall pay the Holder a cash amount, per Share underlying this Warrant immediately before such effective time, equal to the difference between the cash consideration per share of Common Stock to be received by stockholders of the Company in such Acquisition and the Exercise Price per Share in effect immediately before such effective time.

(iii) If the consideration to be received by the holders of Common Stock consists of securities or a combination of cash and securities, the Company shall pay the Holder an amount equal to $17.50 per Share (as adjusted from time to time).

9. No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company, as such, in each case until such time as, and to the extent, the Holder is deemed to be the holder of record of Shares pursuant to Section 2(c).

10. Lock-Up Agreement. Any Shares issued in respect of this Warrant from the date of this Warrant until January 31, 2016 (the “Lock-Up Period”), will be subject to the terms and conditions of the lock-up agreement between the Holder and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., and Morgan Stanley & Co. LLC, as representatives of the Company’s several underwriters (the “Lock-Up Agreement”).  Any Shares issued in respect of this Warrant after the Lock-Up Period will not be subject to the terms and conditions of the Lock-Up Agreement.  Nothing in this Section 10 will restrict or otherwise affect any waiver to such Lock-Up Agreement granted in accordance with its terms, including any waiver that permits the disposition or transfer of any Shares during the Lock-Up Period that would otherwise be prohibited by such Lock-Up Agreement.

11. Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

(a) No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b) Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

(c) Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

(d) Speculative Nature of Investment. The Holder understands and acknowledges that its investment in the Securities is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(e) Access to Data. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

(f) Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Holder has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

(g) Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

(h) Restrictions on Resales. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available or resold in a transaction that is not subject to the Securities Act. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things: if applicable, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; if applicable, the number of shares being sold during any three-month period not exceeding specified limitations; if applicable, the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in Rule 144); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities that is subject to the Securities Act. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(i) Brokers and Finders. The Holder has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

(j) Legal Counsel. The Holder has had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

(k) Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.

12. Miscellaneous.

(a) Amendments. Except as expressly provided herein (including, without limitation, Section 6(a)), neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the holders of warrants representing not less than a majority of the Shares issuable upon exercise of any and all outstanding Warrants issued pursuant to the Stock Issuance Agreement, which majority does not need to include the consent of the Holder. Any amendment, waiver, discharge or termination effected in accordance with this Section 12(a) shall be binding upon each holder of the Warrants, each future holder of such Warrants and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of Common Stock issuable upon exercise of the Warrants.  The Company shall promptly give notice to all holders of Warrants of any amendment effected in accordance with this Section 12(a).

(b) Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder, provided receipt of such electronic mail is acknowledged) or otherwise delivered by hand, messenger or courier service addressed:

(i) if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

(ii) if to the Company, to the attention of the President or Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other current address as the Company shall have furnished to the Holder, with a copy (which shall not constitute notice) to Robert O’Connor, Esq., Wilson Sonsini Goodrich & Rosati, P.C., One Market, Spear Tower, Suite 3300, San Francisco, CA 94105.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent to the Holder via electronic mail, upon the Company’s receipt of acknowledgment by electronic mail or otherwise.  In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d) Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state, that would apply the laws of any other jurisdiction.

(e) Jurisdiction and Venue. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any court within the County of San Francisco, State of California, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons.

(f) Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g) Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(h) Waiver of Jury Trial. Each of the Holder and the Company waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding (whether based on contract, tort or otherwise) arising out of or related to this Warrant. If the waiver of jury trial set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to this Warrant shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for the County of San Francisco  This paragraph shall not restrict the Holder or the Company from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(i) California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

(j) Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday.

(k) Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

(l) Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

(Signature page follows)

The Company and the Holder signs this Warrant as of the date stated on the first page.

SUNRUN INC.

By:

Name:	Mina Kim

Title:	General Counsel and Corporate Secretary

Address:

595 Market Street, 29th Floor
San Francisco, CA 94105

[NAME]

By:

Name:

Title:

Mailing Address:

Jurisdiction of residency of the Holder:

(Signature Page to Warrant to Purchase Shares Common Stock of Sunrun Inc.)

EXHIBIT A

NOTICE OF EXERCISE

TO: SUNRUN INC. (the “Company”)

Attention: General Counsel

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached Warrant:

Number of Shares:
(2)	Method of Exercise. The undersigned elects to exercise the attached Warrant pursuant to:
☐	A cash payment and tenders herewith payment of the purchase price for such Shares in full, together with all applicable transfer taxes, if any.
☐	The net issue exercise provisions of Section 2(b) of the attached Warrant.
(3)	Unexercised Portion of the Warrant. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of:

☐	The undersigned
☐	Other—Name:
Address:

☐	Not applicable

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)]

A-1

EXHIBIT A-1

INVESTMENT REPRESENTATION STATEMENT

INVESTOR:
COMPANY:	SUNRUN INC.
SECURITIES:	☐	THE WARRANT ISSUED ON SEPTEMBER 30, 2015 (THE “WARRANT”)
	☐	THE SHARES ISSUED OR ISSUABLE UPON EXERCISE OF THE WARRANT ISSUED ON SEPTEMBER 30, 2015 (THE “WARRANT”)
DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned (the “Investor”) represents and warrants to, and agrees with, the Company as follows:

1. No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2. Investment Intent. The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

3. Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Securities and protecting its own interests.

4. Speculative Nature of Investment. The Investor understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5. Access to Data. The Investor has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Investor believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Investor understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

6. Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

7. Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

8. Restrictions on Resales. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available or resold in a transaction that is not subject to the Securities. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares

A-1-1

purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things: if applicable, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; if applicable, the number of shares being sold during any three-month period not exceeding specified limitations; if applicable, the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in Rule 144); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities and that, in such event, the Investor may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Investor understands and acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities that is subject to the Securities Act. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for those offers or sales and that those persons and the brokers who participate in the transactions do so at their own risk.

9. Legal Counsel. The Investor has had the opportunity to review the Warrant and the exhibits attached thereto and the transactions contemplated by the Warrant with its own legal counsel. The Investor is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Warrant.

10. Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.

(Signature page follows)

A-1-2

The Investor is signing this Investment Representation Statement on the date first written above.

INVESTOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Address)

(Jurisdiction of Residency)

(Email Address)

A-1-3

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:
COMPANY:	SUNRUN INC.
WARRANT:	THE WARRANT TO PURCHASE SHARES OF COMMON STOCK ISSUED ON SEPTEMBER 30, 2015 (THE “WARRANT”)
DATE:
(1)

Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee:
Address of Assignee:

Number of Shares assigned:

and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of Sunrun Inc. maintained for such purpose, with full power of substitution in the premises.

(2)

Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in, the Warrant to the same extent as if Assignee were the original holder thereof.

(3)	Representations. All representations and warranties set forth in Section 11 of the Warrant are true and correct as to Assignee as of the date hereof.
(4)

Investment Representation Statement. If required by the terms of the Warrant, the Assignee has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

A-1-- 1 -

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address:

A-1-- 2 -